EXHIBIT 99.1

NEWS FOR IMMEDIATE RELEASE	CONTACT:	BRIEN M. CHASE, CFO
OCTOBER 1, 2009		304-525-1600

PREMIER FINANCIAL BANCORP ANNOUNCES
CONSUMMATION OF ABIGAIL ADAMS MERGER

PREMIER FINANCIAL BANCORP, INC. (PREMIER), HUNTINGTON, WEST VIRGINIA (NASDAQ/GMS-PFBI), a $734 million community bank holding company with six bank subsidiaries announced today that the merger of Abigail Adams National Bancorp, (Adams), a $382 million bank holding company headquartered in Washington, DC (NASDAQ/GM-AANB) was consummated effective 12:01 am on October 1, 2009.

Under the terms of the merger agreement Premier will issue 0.4461 shares of its common stock for each share of Adams common stock in a 100% stock exchange.  Adams is parent company to two subsidiary banks, The Adams National Bank, headquartered in Washington, DC and Consolidated Bank and Trust Company, headquartered in Richmond, Virginia.

Premier’s President and CEO Robert W. Walker commented “Today certainly marks the beginning of a new chapter in our company’s history, one that we look forward to eagerly.  I extend my congratulations to all of the talented staff of both organizations that have worked very hard behind the scenes to bring this merger to a close.  Now we face the challenge of integrating the processes of our combined organization which we believe will bring additional value to our customers and in turn to our shareholders.”

Other conditions precedent to completing the merger included final approval for Premier’s participation in the Capital Purchase Program subject to satisfaction of standard closing conditions and the execution of definitive agreements and closing documents.  The amount to be received by Premier was confirmed by the U.S Treasury Department this week with an anticipated closing scheduled for October 2, 2009.

Certain Statements contained in this news release, including without limitation statements including the word “believes,” “anticipates,” “intends,” “expects” or words of similar import, constitute “forward-looking statements” within the meaning of section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).  Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of Premier to be materially different from any future results, performance or achievements of Premier expressed or implied by such forward-looking statements.  Such factors include, among others, general economic and business conditions, changes in business strategy or development plans and other factors referenced in this press release.  Given these uncertainties, prospective investors are cautioned not to place undue reliance on such forward-looking statements. Premier disclaims any obligation to update any such factors or to publicly announce the results of any revisions to any of the forward-looking statements contained herein to reflect future events or developments.